Exhibit 99.1

Press Release

*FOR IMMEDIATE RELEASE*

OCEAN SHORE HOLDING CO. ANNOUNCES

COMPLETION OF ACQUISITION OF

CBHC FINANCIALCORP, INC.

Ocean City, New Jersey, August 1, 2011 — Ocean Shore Holding Co. (Nasdaq: OSHC), the holding company for Ocean City Home Bank, announced today that it has completed its previously announced acquisition of CBHC Financialcorp, Inc. and its wholly-owned subsidiary, Select Bank, effective August 1, 2011. The aggregate purchase price, which was paid in cash, was $12.5 million.

Prior to the acquisition, Select Bank operated five offices in Atlantic County, New Jersey. Following consolidation of three overlapping offices, which is scheduled for mid-September, Ocean City Home Bank will have a branch network of 12 full service offices. The Company is adding approximately $86 million in loans and $120 million in deposits, before purchase accounting adjustments.

Ocean Shore Holding Co., which now has total assets of approximately $1.0 billion, is the holding company for Ocean City Home Bank, a federal savings bank headquartered in Ocean City, New Jersey.

For further information contact:

Ocean Shore Holding Co.

Steven E. Brady

President and CEO

609-399-0012